Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated February 15, 2005, on the consolidated financial statements of Cryo-Cell International, Inc. and subsidiaries (the Company) as of and for the years then ended November 30, 2004 and 2003, included in the Company’s form 10-KSB dated February 25, 2005, into the following registration statements previously filed by the Company: Form S-8 (File No. 333-92991); Form S-8 (File No. 333-65418).

/s/ GRANT THORNTON LLP

Tampa, FL

February 15, 2005

63